UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 17, 2007

(Date of earliest event reported)

PHARMACYCLICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

(Address of principal executive offices including zip code and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 19, 2007, Pharmacyclics, Inc. a Delaware corporation (the "Registrant"), announced that William R. Rohn does not plan to stand for re-election at the Registrant's 2007 annual meeting of stockholders. Mr. Rohn is also a member of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors.

(d) On September 19, 2007, the Registrant announced the appointment of Mr. Robert W. Duggan to the Board of Directors, effective as of September 17, 2007. Mr. Duggan was also appointed to the Compensation and Nominating and Corporate Governance Committees of the Board of Directors, effective as of September 17, 2007.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2007, the Board of Directors of the Registrant approved an amendment to the Registrant's Amended and Restated Bylaws (the "Bylaws"), to increase the size of the Board from six to seven members, effective September 17, 2007, until the date of the 2007 annual meeting of stockholders, at which time the size of the Board shall be automatically reduced back to six members.

The descriptions contained in this Item 5.02 and 5.03 are qualified in their entirety by reference to the Registrant's Press Release dated September 19, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(c)     Exhibits.
Exhibit No.	Description
99.1	Press Release of Pharmacyclics, Inc. dated September 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 19, 2007

PHARMACYCLICS, INC. By: /s/ LEIV LEA Name: Leiv Lea Title: Vice President, Finance & Administration and CFO and Secretary

INDEX TO EXHIBITS
Exhibit	Description
99.1	Press Release of Pharmacyclics, Inc. dated September 19, 2007. PDF

         PDF    Also provided in PDF as a courtesy.